Exhibit 10.6

[***] Certain information has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv) from this Document because it is both not material and is the type that the registrant treats as private or confidential.

Execution Version

Novation Agreement and Release

This Novation Agreement and Release (this “Agreement”), is made effective as of February 7, 2025 (the “Effective Date”), by and among Hefei Tianhui Biotech Co., Ltd. (formerly known as Hefei Tianhui Incubator of Technologies Co., Ltd.), a corporation organized and existing under the laws of the People’s Republic of China (the “PRC”) and having its principal place of business at No. 199 Fanhua Road, Heifei, Anhui, China (“HTIT”), of the first part, and Oramed Pharmaceuticals Inc., a corporation incorporated and existing under the laws of the State of Delaware, the U.S., with company number 4951722 and having its primary business address at 1185 Avenue of the Americas, Third Floor, New York, NY, USA (“Oramed Pharma”) and Oramed Ltd., a company organized under the laws of the State of Israel and having its principal place of business at 2/4 Hi-Tech Park, PO Box 39098, Jerusalem, 91390, Israel (together with Oramed Pharma, collectively referred to as “Oramed”), of the second part, and Oramed NewCo, Inc., a company incorporated and existing under the laws of the State of Nevada with Nevada Business Identification number NV20243151449 and its registered office at 716 N. Carson St. #B, Carson City, NV 89701 (c/o Capitol Corporate Services, Inc.) (“Assignee”). HTIT and Oramed are herein each referred to as a “TLA Party” and collectively referred to as the “TLA Parties”, and HTIT, Oramed and Assignee are herein referred to collectively as the “Parties”.

Whereas, the TLA Parties are parties to a certain Amended and Restated Technology License Agreement dated December 21, 2015, as subsequently amended by an agreement dated June 3, 2016 among the TLA Parties and an agreement dated July 24, 2016 among the TLA Parties, (collectively referred to as the “TLA”);

Whereas, prior to the Effective Date, each of the TLA Parties has raised certain claims against the other TLA Party under the TLA and made demands of the other in connection with the TLA and the other TLA Party’s obligations thereunder;

Whereas, each of the TLA Parties desires to irrevocably release and waive all such claims and demands against the other TLA Party as an integral part of and in connection with the transactions contemplated under the JVA (defined below);

Whereas, the Parties and certain other parties entered into a joint venture agreement on January 22, 2024 (the “JVA”), as amended and supplemented by that certain Ancillary Agreement Completion Protocol and Supplemental Agreement dated as of February 7, 2025 (the “Supplemental Agreement”), concerning the establishment, shareholding and governance of a joint venture entity, referred to herein as Assignee, and the Parties and certain other parties desire to enter into an Asset Transfer Agreement (the “ATA”) pursuant to which Oramed shall transfer and assign certain intellectual property rights and business contracts, including the Oramed Technology (as defined under the TLA) and certain other technologies and assets that are the subject of the TLA and licensed to HTIT pursuant to the TLA, to Assignee;

Whereas, the Parties desire that the TLA and all rights, obligations and liabilities set out therein and arising with respect to the performance thereof, if not released, be amended, supplemented, assigned, transferred and novated so that the TLA will become an agreement by and between HTIT and Assignee;

Now, therefore, in consideration of the mutual covenants contained herein and in the JVA and for other good and valuable consideration, the Parties agree to novate the TLA subject to the terms and conditions contained herein as follows:

1. Release. In connection with the transactions contemplated under the JVA, each of the TLA Parties hereby irrevocably releases and discharges the other TLA Party, and each of their respective officers, directors, employees, successors, and assigns, from any and all claims and demands of any kind (other than claims for fraud), in any jurisdiction, whether or not presently known to the TLA Parties, which such party ever had, may have or hereafter can, shall or may have, arising out of or relating to the TLA (each a “Claim”). Without limiting the generality of the foregoing, the aforesaid release applies to Claims made (i) by Oramed against HTIT for, inter alia, non-payment of milestone amounts and other amounts due under Sections 8.2 and 8.5 of the TLA, and non-provision of documents and information contemplated under the TLA; and (ii) by HTIT against Oramed for, inter alia, the production of batches of oral insulin capsules, the failure to return any amounts or non-payment of other amounts under Exhibit F2 and Exhibit F3 referenced in Section 8.2 of the TLA and non-provision of documents, know-how and other information contemplated under the TLA. For the avoidance of doubt, and notwithstanding anything to the contrary herein, it is expressly agreed that the foregoing release shall also apply to the benefit of the Assignee, and as such neither TLA Party shall have any Claim against the Assignee.

2. Novation. The Parties agree to novate the TLA with respect to parties thereto, so that, from and as of the Asset Transfer Closing Date as defined in the Supplemental Agreement (the “Asset Transfer Closing Date”), with respect to all rights, obligations, or liabilities of any kind whatsoever accruing or arising under the TLA: (i) Oramed shall transfer all its rights, obligations and liabilities under the TLA to the Assignee and cease, for all purposes, to be a party to the TLA and Assignee replaces Oramed under the TLA for any and all purposes and to the full exclusion of Oramed as a party to the TLA; and (ii) each reference in the TLA to Oramed shall and will henceforth be read as a reference to Assignee alone and Assignee shall become a party to the TLA as if it were the original party in place of Oramed.

3. Representation and Warranties of Oramed to HTIT and the Assignee

3.1. The Oramed entities are both corporations duly constituted and validly existing and are in good standing under the laws of their respective incorporating jurisdictions and are duly qualified to conduct their business in each jurisdiction where the nature and extent of their business and property require the same.

3.2. Oramed possesses the right to novate the TLA and all requisite authority and power to execute, deliver and comply with the terms of this Agreement. This Agreement has been duly authorized by all necessary action, has been duly executed and delivered by Oramed and constitutes a valid and binding obligation of Oramed enforceable in accordance with its terms.

3.3. Subject to approval by the Israeli Innovation Authority, neither the execution nor the performance of this Agreement requires the approval of any governmental or regulatory agency having jurisdiction over Oramed, nor is this Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors or shareholders of Oramed, or, of the provisions of any agreement to which Oramed is a party.

4. Representations and Warranties of the Assignee to HTIT and Oramed

4.1. Assignee is a corporation duly constituted and validly existing and is in good standing under the laws of its incorporating jurisdictions and is duly qualified to conduct its business in each jurisdiction where the nature and extent of its business and property require the same.

4.2. Assignee possesses all requisite authority and power to execute, deliver and comply with the terms of this Agreement. This Agreement has been duly authorized by all necessary action, has been duly executed and delivered by the Assignee and constitutes a valid and binding obligation of Assignee enforceable in accordance with its terms.

4.3. Neither the execution nor the performance of this Agreement requires the approval of any governmental or regulatory agency having jurisdiction over the Assignee, nor is this Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors or shareholders of the Assignee, or, of the provisions of any agreement to which the Assignee is a party.

5. Representation and Warranties of HTIT to Oramed and the Assignee

5.1. HTIT is a corporation duly constituted and validly existing and is in good standing under the laws of its incorporating jurisdiction and is duly qualified to conduct its business in each jurisdiction where the nature and extent of its business and property require the same.

5.2. HTIT possesses the right to novate this Agreement and all requisite authority and power to execute, deliver and comply with the terms of this Agreement. This Agreement has been duly authorized by all necessary action, has been duly executed and delivered by HTIT and constitutes a valid and binding obligation of HTIT enforceable in accordance with its terms.

5.3. Neither the execution nor the performance of this Agreement requires the approval of any governmental or regulatory agency having jurisdiction over HTIT, nor is this Agreement in contravention of or in conflict with the articles, by-laws or resolutions of the directors or shareholders of HTIT, or, of the provisions of any agreement to which HTIT is a party.

6. Amendments. Each of the Parties hereby agrees to make the following amendments to the TLA.

6.1. Section 1.25 of the TLA is deleted in its entirety and replaced with the following:

1.25 “Licensed Territory” means the mainland of the People’s Republic of China, Macau Special Administrative Region, Hong Kong Special Administrative Region, and Taiwan.

6.2. Exhibit F2 and Exhibit F3 of the TLA are deleted in their entirety and terminated.

6.3. Exhibit E of the TLA is deleted in its entirety and the banking information of Assignee shall be separately notified by Assignee to HTIT and Oramed (for information) in writing.

6.4. Section 15.5 of the TLA is deleted in its entirety and replaced with the following:

15.5 Assignment. Licensee may not assign or transfer this Agreement, in whole or in part, including by way of change of control, without the prior written consent of Oramed, provided that Licensee may without the consent of (but with notice to) Oramed assign all of its rights and obligations hereunder to any of its Affiliates that either controls or is controlled by Licensee. Any permitted assignee shall, in writing to Oramed, expressly agree to be bound by the terms of this Agreement. Oramed may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Licensee. Notwithstanding the foregoing, Oramed may without the consent of Licensee assign all of its rights and obligations hereunder to any of its Affiliates or to any purchaser of all or substantially all of its assets, or to any successor corporation resulting from any merger or consolidation of such party with or into such corporation; provided, however, that if Oramed executes the Premas Agreement or Swisscap Agreement within 10 months of the Effective Date then Oramed shall notwithstanding any such assignment retain all of its obligations under this Agreement towards Licensee until the date that Licensee succeeds in manufacturing three consecutive batches of the Agreed Batch Size of substantially similar quality and content. Any permitted assignee shall, in writing to Oramed and HTIT, expressly agree to be bound by the terms of this Agreement. Assignments in violation of this provision shall be void.

7. Acknowledgement of performance and effect of amendments

7.1. Parties acknowledge and confirm that (i) as of the Effective Date, all payment obligations of HTIT under Section 8.1 and Exhibit F1 of the TLA have been fully discharged, and HTIT shall not be obligated to make any payment with respect to Section 8.1 and Exhibit F1 of the TLA to Assignee; and (ii) Oramed shall have no obligation to return any payments of any nature received from HTIT pursuant to the TLA.

7.2. Parties acknowledge and confirm that as of the Effective Date, HTIT has paid to Oramed USD 4,000,000 as the Payment Milestone #1 set out in Exhibit F2 of the TLA, and HTIT has paid to Oramed USD 4,000,000 as the first milestone payment set out in Exhibit F3 of the TLA.

7.3. As of the Effective Date, both Assignee and HTIT shall have no further obligation in relation to the Service Agreement Milestone Payments (as defined under the TLA) under the TLA. As a result, the payment of the running royalty in accordance with Section 8.3 of the TLA is the only payment obligation of HTIT under Section 8 of the TLA.

8. Assumptions; Releases

8.1. Assignee hereby undertakes to, as of and after the Asset Transfer Closing Date, comply with the terms and conditions of the TLA and assumes the obligations and liabilities of Oramed under the TLA (as amended and supplemented by this Agreement) to the extent not already discharged or released or waived under Section 1 above.

8.2. As of and after the Asset Transfer Closing Date, Oramed shall have no further rights, obligations, or liabilities of any kind whatsoever accruing or arising under the TLA.

8.3. HTIT and Assignee unconditionally and irrevocably release and discharge Oramed from the performance or discharge of the obligations and liabilities of Oramed, and their respective directors, officers, shareholders, employees, and advisors, accruing or arising under the TLA.

8.4. Subject to the releases contained in Section 1 above, all other rights and remedies available to HTIT and Assignee under the TLA (as amended and supplemented by this Agreement) will remain in full force and effect.

9. Miscellaneous

9.1. New Address. The address of Assignee for notices under the TLA shall be:

Oramed NewCo, Inc.

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9.2. Incorporation by Reference. Sections 15.2 (Force Majeure), 15.6 (Performance by Affiliates), and 15.14 (Construction) of the TLA shall apply mutatis mutandis to this Agreement.

9.3. Entire Agreement. This Agreement, together with the TLA, constitutes the entire agreement among the Parties concerning the subject matter hereof and supersedes and overrides any and all previous agreements between the TLA Parties regarding the Claims. This Agreement may be amended only in a written instrument executed by all the Parties.

9.4. Relationship with TLA and other agreements. This Agreement shall be effected as the supplement, amendment to or termination of the relevant provisions of the TLA as specified hereunder. In the event of any inconsistency between the provisions of the TLA and the provisions of this Agreement, the provisions of this Agreement shall prevail. For the avoidance of doubt, any reference to the TLA as of and after the Effective Date hereunder shall mean the TLA as supplemented, amended and partially terminated by this Agreement. Except for changes to the TLA made specifically by and under this Agreement, all provisions of the TLA remain in full force and effect as set forth therein. For the avoidance of doubt, the provisions of this Agreement shall take precedence over any conflicting provisions under the JVA or the ATA with respect to the Claims.

9.5. Counterparts. This Agreement may be executed by HTIT, Oramed and Assignee in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile signatures or signatures transmitted via .pdf attachment to electronic mail shall be sufficient and binding on the Parties. This Agreement is prepared in both English and Chinese, provided that the English version will govern in the event of any contradiction between the versions of such agreements.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Novation Agreement and Release as of the Effective Date.

Hefei Tianhui Biotech Co., Ltd.		Oramed Pharmaceuticals Inc.

Signature:	/s/ Gao Xiaoming	Signature:	/s/ Nadav Kidron
Name:	Gao Xiaoming	Name:	Nadav Kidron
Title:	Chairman	Title:	CEO

Signature:	/s/ Joshua Hexter
Name:	Joshua Hexter
Title:	COO

Oramed Ltd.		Oramed NewCo, Inc.

Signature:	/s/ Nadav Kidron	Signature:	/s/ Nadav Kidron
Name:	Nadav Kidron	Name:	Nadav Kidron
Title:	CEO	Title:	CEO

Signature:	/s/ Joshua Hexter	Signature:	/s/ Joshua Hexter
Name:	Joshua Hexter	Name:	Joshua Hexter
Title:	COO	Title:	COO